                                 EXHIBIT a.(iii)

                 Articles Supplementary dated September 12, 2002

                             ARTICLES SUPPLEMENTARY
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

      The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland:

      FIRST: The Corporation currently has the authority to issue 11,000,000,000 shares of $0.001 par value common stock, having an aggregate par value of $11,000,000, as listed below:

       SERIES                            CLASS A          CLASS B           CLASS C          CLASS Y
                                         SHARES           SHARES            SHARES           SHARES
The Hartford Advisers Fund                375,000,000     175,000,000       110,000,000      100,000,000

The Hartford Bond Income
Strategy Fund                             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Capital Appreciation
Fund                                      285,000,000     175,000,000       110,000,000       50,000,000

The Hartford Dividend and
Growth Fund                               325,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Fund                   125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global
Communications Fund                       125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Financial
Services Fund                             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund          125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Technology
Fund                                      125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Growth and
Income Fund                               125,000,000      75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Capital
Appreciation Fund                         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International
Opportunities Fund                        125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Small
Company Fund                              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                  125,000,000      75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund          1,200,000,000     500,000,000       500,000,000      500,000,000

The Hartford Small Company Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                   125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Value Fund                   125,000,000      75,000,000        50,000,000       50,000,000

      SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board of Directors has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to 12,500,000,000, having an aggregate par value of $12,500,000, and to create five new series, and the reclassification of such shares as set forth below:

         SERIES                          CLASS A         CLASS B           CLASS C          CLASS Y
                                         SHARES          SHARES            SHARES           SHARES
The Hartford Advisers Fund               375,000,000     175,000,000       110,000,000      100,000,000

The Hartford Bond Income
Strategy Fund                            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Capital Appreciation
Fund                                     285,000,000     175,000,000       110,000,000       50,000,000

The Hartford Dividend and                325,000,000      75,000,000        50,000,000       50,000,000
Growth Fund

The Hartford Focus Fund                  125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global
Communications Fund                      125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Financial
Services Fund                            125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund          125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Global Technology
Fund                                     125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Growth and
Income Fund                              125,000,000      75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Income Fund                 125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Inflation Plus Fund         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Capital
Appreciation Fund                        125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International
Opportunities Fund                       125,000,000      75,000,000        50,000,000       50,000,000

The Hartford International Small
Company Fund                             125,000,000      75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                 125,000,000      75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund           125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund         1,200,000,000     500,000,000       500,000,000      500,000,000

The Hartford Short Maturity Fund         125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Small Company Fund          125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                  125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Tax-Free California
Fund                                     125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Tax-Free New York
Fund                                     125,000,000      75,000,000        50,000,000       50,000,000

The Hartford Value Fund                  125,000,000      75,000,000        50,000,000       50,000,000

      THIRD: Shares of the Corporation's Class A, B, C and Y Common Stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plans.

      FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      SIXTH: The Board of Directors of the Corporation has authorized that five new series be created.

      IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 12th day of September, 2002.

                                           The Hartford Mutual Funds, Inc.
Attest:
                                      By:  /s/ Kevin J. Carr
                                           ------------------------------------
/s/ Daniel E. Burton                       Vice President
-------------------------------
Assistant Secretary

      I, Kevin J. Carr, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                           /s/ Kevin J. Carr
                                           ------------------------------------
                                           Kevin J. Carr